Exhibit 10.2

                              DISTRIBUTOR AGREEMENT
                                     Between
                              THE AMBER GROUP, LLC
                                       And
                        AMERICAN SOIL TECHNOLOGIES, INC.

     The Amber Group, LLC, a California Limited Liability Company ("TAG" or "Supplier") and American Soil Technologies, Inc., a Nevada Corporation ("ASTI"or "Distributor"), in consideration of the promises made herein and intending to be legally bound, agree as follows:

                            ARTICLE 1. RECITALS

     SECTION 1.01. LEGAL STATUS OF TAG. TAG is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California, with power to own property and carry on its business as it is now being conducted. TAG has its principal office and place of business at 5201 Boylan Street, Bakersfield, CA 93305

     SECTION 1.02. LEGAL STATUS OF ASTI. The Distributor is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, with corporate power to own property and carry on its business as contemplated by this Agreement. Distributor has its principal office and place of business at 215N. Marengo Suite 110 Pasadena CA 91101.

     SECTION 1.03. SUPPLIER BUSINESS. The Supplier is engaged in the sale of specialized chemical products for a variety of applications including industrial chemicals, GRAS products, and GRAS Affirmed Polymers for Flume Water ("the Products").

     SECTION 1.04. FACILITIES, ABILITY, AND DESIRE TO BE DISTRIBUTOR.

     (a) The Distributor represents that it possesses the technical ability and will provide the facilities necessary to promote the sale and use of the Products and is desirous of developing demand for and selling the Products as set forth in Schedule "A" to the Accounts hereinafter identified in Schedule "B".

     (b) Supplier is desirous of having Distributor develop demand for and sell its Products to the Accounts on the terms and conditions set forth herein.

                            ARTICLE 2. DISTRIBUTORSHIP

     SECTION 2.01. GRAS-FLUME AND FOOD PRODUCTS - NON-EXCLUSIVE APPOINTMENT.

     (a) The Supplier appoints the Distributor as a non-exclusive distributor for the sale of the Products as described in Schedule "A," which products are affirmed as products that are "Generally Regarded As Safe" or "Generally
Regarded As Safe for Flume Wash Water and Food Contact" ("GRAS - Flume and
Food").
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     (b) The Distributor is restricted to selling GRAS - Flume and Food Products to persons, firms, and entities who are end-users of the Products, through the Distributor's own employees. The Distributor is required to invoice the end-users of the Products described in this SECTION and is specifically prohibited from selling GRAS and GRAS - Flume and Food Products to persons, firms, and entities who not are end-users of the Products. These products are not to be sold by Distributor for resale.

     (c) The Products are to be packaged under a private label as designed and specified by Distributor. On the label, the following words shall be printed in a font size and in a color which is clearly legible: "Manufactured by Cytec Industries."

     (d) During the term of this Agreement, the Supplier shall not appoint any other or different person, firm, or entity to sell the Products in the Accounts.

     (e) The Distributor shall not open or repackage any GRAS- Flume and Food Products.

     SECTION 2.02. DISTRIBUTOR'S ACCOUNTS. Distributor's existing Accounts are set forth in Schedule "B" attached hereto. Distributor may add additional Accounts to Schedule "B" by obtaining a bona fide purchase order for products listed in Schedule "A" from the new Account and sending an invoice to such Account. The Supplier shall not sell Products to Distributor's Accounts.

     SECTION 2.03. SUPPLIER'S ACCOUNTS. Distributor shall not sell Products to any accounts of the Supplier, its dealers or other distributors.

     SECTION 2.04. SELLING RIGHTS RESERVED. The Supplier may sell the Products to any person, firm, or entity outside the Distributor's Accounts, but not under Distributor's private label, or utilizing Distributor's name "American Soil Technologies."

     SECTION 2.05. ACCEPTANCE. The Distributor accepts the appointment to develop demand for and to sell the Products within accounts and will make all sales hereunder in accordance with this Agreement.

     SECTION 2.06. TERM. This Agreement shall continue in full force for the period of three (3) years from the date of this Agreement commencing on the date of execution. At the expiration of this initial term, this Agreement shall be automatically renewed for successive one (1) year terms, unless either of the parties hereto has given to the other party written notice of its election to terminate this Agreement at least sixty (60) days prior to the end of the initial three (3) year term or any successive one (1) year term.

                              ARTICLE 3. OPERATIONS

     SECTION 3.01. ACCEPTANCE OF ORDERS; FILLING; SHIPMENT; LETTERS OF AFFIRMATION.

     (a) All orders the Supplier receives for its Products from the Distributor are subject to acceptance by Supplier.

     (b) The Supplier will use its best efforts to fill the accepted orders as promptly as practicable, subject, however, to delays caused by Government orders or requirements, transportation conditions, labor or material shortages, strikes, riots, fires, or any other cause beyond the Supplier's control. In all cases, the Supplier will use its best efforts to advise the Distributor in advance of any inability to make full and timely delivery of any Products, which the Distributor has previously ordered.

     (c) All Products shall be shipped directly to Distributor's customers by the Supplier's manufacturer, Cytec Industries.

     (d) The Supplier will prepare letters of affirmation for Products for Distributor's customers, which shall be provided to Distributor's customers prior to delivery of Products.

     SECTION 3.02. PAYMENT.

     (a) The Distributor shall pay the Supplier for its Products the Distributor's net prices, f.o.b. Bakersfield, California, within thirty (30) days of invoice, according to the schedule of prices set forth in Schedule "A" attached hereto, as such Schedule may be modified from time to time by Supplier.

     (b) The Supplier may change the schedule of prices from time to time, but only if it experiences a material change in the cost of raw materials, or other supply, and then only upon ninety (90) days' prior written notice to Distributor.

     SECTION 3.03. DISTRIBUTOR'S EFFORTS, FACILITIES, AND PERSONNEL. The Distributor will use its best efforts to promote demand for and sale of the Supplier's Products in it's Accounts, and will maintain adequate facilities and sales and field personnel for the purpose.

     SECTION 3.04. PLACE OF BUSINESS, AND SERVICE DEPARTMENT. The Distributor shall maintain a place of business satisfactory to the Supplier at all times, and the Supplier shall have the right at all reasonable times during business hours to inspect the place of business.

     SECTION 3.05. APPOINTMENT OF DEALERS, SALESMEN, OR OTHER REPRESENTATIVES. The Distributor shall work and develop the Sales to the satisfaction of the Supplier, and in doing so shall use sales people employed by ASTI only to maintain control of product application.

     SECTION 3.06. RETURN OF PRODUCTS FOR CREDIT.

     (a) Unless the Supplier shall have authorized or permitted the return of any Products, the Supplier shall not be obligated to accept from the Distributor any Products returned, nor to make any exchange thereof, nor to credit the Distributor therefor.

     (b) Except in the case of damage or defect attributable to the Supplier, the Distributor shall not make any claim against the Supplier for any defective Product.

     SECTION 3.07. COMMON CARRIERS AGENTS OF DISTRIBUTOR. Whenever the Supplier shall deliver or cause to be delivered to a common carrier any goods ordered by the Distributor, whether the particular carrier shall have been designated in the shipping or routing instructions of the Distributor or not, the Supplier shall not be responsible for any delays or damages in shipment and the common carrier, to which the Supplier shall deliver goods shipped to the Distributor, is declared to be the agent of the Distributor.

     SECTION 3.08. LIABILITY INSURANCE. Supplier shall cause Distributor to become an additional insured on a certain product liability insurance policy specifically covering the Products.

                             ARTICLE 4. TERMINATION

     SECTION 4.01. RIGHT OF SUPPLIER TO CANCEL. In the case of a disagreement of any nature shall arise between the officers or managers of Distributor's corporation, whereby the Supplier deems its interests may be imperiled, or the insolvency of the Distributor, or in case an application is made to have the Distributor declared bankrupt, or in case a receiver or trustee is appointed for the Distributor, then the Supplier may at its option cancel this Agreement with 60 days notice to the Distributor.

     SECTION 4.02. APPLICABILITY OF TERMS AFTER TERMINATION. In the event of termination, this Agreement shall remain applicable to any orders for Products, which the Distributor has previously placed and to any other orders, which may be executed within ninety (90) days subsequent to the effective date of termination.

                ARTICLE 5. CONFIDENTIALITY AND NON-CIRCUMVENTION

     SECTION 5.01. DEFINITION OF TAG'S CONFIDENTIAL INFORMATION. All written material provided by TAG to ASTI shall be considered to be "TAG's Confidential Information" unless otherwise expressly indicated in writing by TAG. Further, TAG's Confidential Information, whether provided to ASTI in writing or orally, includes, but is not limited to, trade secrets, proprietary information of TAG and information regarding TAG's products, business, marketing plans, sales strategies, research and development activities, financial affairs, data and information systems, vendors, customers and employees, or any other information which: (a) TAG is required to keep confidential as the result of confidentiality agreements between TAG and third parties; or (b) is treated by TAG as confidential. All of TAG's Confidential Information is a protectable interest of TAG. For Confidential Information provided orally, the discloser shall have the right or, if requested by the recipient, the obligation to confirm in writing the fact and general nature of each disclosure within a reasonable time after such disclosure is made. TAG's Confidential Information shall not include information: (a) which ASTI can demonstrate by documentary evidence was already known to it prior to the date it was received from TAG; or (b) which, at the time of disclosure or later is published or becomes otherwise available to the general public as part of the public domain through no act or failure to act on the part of ASTI and without breach of this Agreement; or (c) which ASTI can demonstrate by documentary evidence came into its possession from third parties who have a BONA FIDE right to make such information available without restriction.

     SECTION 5.02. USE AND DISCLOSURE RESTRICTIONS OF TAG'S CONFIDENTIAL INFORMATION. Over the course of the business relationship between ASTI and TAG, ASTI will be exposed to and/or in a position to generate TAG's Confidential Information. The nature of TAG's business is highly competitive and disclosure of any of TAG's Confidential Information anywhere in the world would result in severe damage to TAG. ASTI shall treat as confidential and without the prior written consent of TAG shall not, at any time, directly or indirectly: (a) copy, transmit, quote, summarize, reproduce or make any commercial or other use whatsoever of TAG's Confidential Information; or (b) disclose, publish, or make TAG's Confidential Information available, directly or indirectly, under any circumstances or by any means, to any third party, until such time as the information ceases being TAG's Confidential Information through no act or failure to act on the part of ASTI and without breach of this Agreement.

     5.03. SAFEGUARDING OF TAG'S CONFIDENTIAL INFORMATION.

     (a) ASTI shall exercise a reasonable degree of care safeguarding TAG's Confidential Information and shall strictly limit its disclosure of TAG's Confidential Information to only its employees who have a need to know such information ("Employees"). ASTI shall not disclose or make available any of TAG's Confidential Information to a supplier other than TAG or any subcontractor retained by ASTI without first obtaining: (1) written authorization from TAG; and (2) written agreement from the supplier or subcontractor to sign a statement that such employee shall abide by the provisions of this Confidentiality Agreement.

     (b) ASTI shall: (1) inform all of his Employees coming in contact with TAG's Confidential Information of the existence and terms of this Confidentiality Agreement; (2) instruct all such persons that TAG's Confidential Information is the property of TAG and must be carefully guarded and held in strict confidence; and (3) require each Employee receiving TAG's Confidential Information to abide by the terms of this Confidentiality Agreement.

     (c) ASTI shall take all necessary precautions to exclude unauthorized personnel or visitors from areas where TAG's Confidential Information is or may be available or can be observed.

     5.04. INDEMNIFICATION/COMPENSATION. ASTI agrees to fully indemnify and compensate TAG for any and all claims, liability, damages (including special and consequential damages), losses, costs and expenses, including actual attorneys' fees and court costs, of any kind which TAG may suffer or incur as a result of any breach or threatened breach of this Confidentiality Agreement by ASTI.

     5.05. RETURN OF CONFIDENTIAL INFORMATION. Upon request by TAG, ASTI shall promptly return all Confidential Information of the other, in whatever form, that may be in, including all originals, copies, translations and reproductions thereof.

     5.06. NON-CIRCUMVENTION. ASTI agrees that it will not, either during the time that products, services or contractual relationships exist between ASTI and TAG on the one hand, and TAG's contacts, customers, employees, agents, independent contractors or distributors on the other hand, and for a five year period thereafter, either directly or indirectly for itself, circumvent TAG by going directly to TAG's contacts, customers, employees, agents, independent contractors or distributors with the Product.

                    ARTICLE 6. INTERPRETATION AND ENFORCEMENT

     SECTION 6.01. NOTICES. Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States mail, postage prepaid, or when deposited with a public telegraph Supplier for transmittal, charges prepaid, addressed:

     (a) In the case of the Supplier, to the address listed in SECTION 1.01, above, or to such other person or address as the Supplier may from time to time furnish to the Distributor.

     (b) In the case of the Distributor, to, 215 N. Marengo Suite 110 Pasadena, CA 91101 or to such other person or address as the Distributor may from time to time furnish to the Supplier.

     SECTION 6.02. DISTRIBUTOR NOT AGENT OR LEGAL REPRESENTATIVE. This Agreement does not constitute the Distributor the agent or legal representative of the Supplier for any purpose whatsoever. The Distributor is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, in behalf of or in the name of the Supplier or to bind the Supplier in any manner.

     SECTION 6.03. INTEGRATION; MERGER. This instrument contains all of the agreements, understandings, representations, conditions, warranties, and covenants made between the parties hereto. All prior agreements, understandings, conditions, and terms not contained in this Agreement are hereby superceded. Unless set forth herein, neither party shall be liable for any representations made, and all modifications and amendments hereto must be in writing.

     SECTION 6.04. ASSIGNMENT. This Agreement constitutes a personal contract and the Distributor shall not transfer or assign the Agreement or any part thereof without the prior written consent of the Supplier.
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     SECTION 6.05. NO IMPLIED WAIVERS. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     SECTION 6.06. CONTROLLING LAW. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California, the state in which this Agreement is being executed. It is understood, however, that this is a general form of agreement, designed for use in the United States wherever the Supplier may desire to sell its Products and that any provision herein which in any way contravenes the laws of any state or jurisdiction shall be deemed not to be a part of this Agreement therein.

     SECTION 6.07. ATTORNEYS' FEES. In the event of any dispute, litigation, or arbitration between the parties, the prevailing party shall be entitled to recover reasonable attorneys' fees.

                                  The Amber Group, LLC, Supplier


Dated: _____________________      _______________________________________
                                  By Bob Brister, Chief Executive Officer



                                  American Soil Technologies, Inc., Distributor


Dated: _____________________      _______________________________________
                                  By Carl P. Ranno, President/CEO

                                   SCHEDULE A

                               Products and Prices


GRAS Affirmed Polymers for Flume Water known as:

     1. FW -120, FW -121, FW -122, FW -123
     2. FW 201


Price of FW-120 through FW-123 to be $1.195 per Lb. FOB Cytec warehouse, Phoenix, Arizona

Price of FW-201 to be $1.495 per lb. FOB Cytec warehouse, Phoenix, Arizona

                                   SCHEDULE B

                             Distributor's Accounts

ACCOUNTS

1. Bolthouse Farms
2. Grimmway Farms